                                                             (DOCUMENT #122464)

                                                                    EXHIBIT 4.2

                          FIRST AMENDMENT TO INDENTURE


         THIS FIRST AMENDMENT TO INDENTURE (the "First Amendment") is dated as of May 10, 1996, by and among GRAND CASINOS, INC., a Minnesota corporation (the "Issuer"), GRAND CASINOS RESORTS, INC., GRAND CASINOS OF MISSISSIPPI, INC. - GULFPORT, GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI, GRAND CASINOS BILOXI THEATER, INC., GCI BILOXI HOTEL ACQUISITION CORPORATION, GCI GULFPORT HOTEL ACQUISITION CORPORATION, MILLE LACS GAMING CORPORATION, GRAND CASINOS OF LOUISIANA, INC. - TUNICA - BILOXI, GRAND CASINOS OF LOUISIANA, INC. - COUSHATTA, GCA ACQUISITION SUBSIDIARY, INC., and BL DEVELOPMENT CORP. (collectively, the "Guarantors"), and AMERICAN BANK NATIONAL ASSOCIATION, a national association, as trustee (the "Trustee").

                                   RECITALS:

         WHEREAS, the Issuer, the Guarantors and the Trustee previously entered into that certain Indenture dated as of November 30, 1995 (the "Indenture"), providing for the issuance of the Issuer's 10 1/8% First Mortgage Notes due December 1, 2003 (the "Notes"); and

         WHEREAS, the Issuer has requested certain amendments to the Indenture to allow Issuer to obtain additional financing permitted pursuant to Section
4.9 of the Indenture; and

         WHEREAS, pursuant to Section 9.01(a) of the Indenture, the Issuer, the Guarantors and the Trustee may amend the Indenture without the consent of the Holders of the Notes; and

         WHEREAS, pursuant to Section 9.01(a)(i) of the Indenture, the parties hereto have the power to amend the Indenture to "cure any ambiguity, defect or inconsistency ...;" and

         WHEREAS, pursuant to Section 9.01(a)(v) of the Indenture, the parties hereto have the power to amend the Indenture to "make any change...that does not adversely affect the legal rights hereunder of any such Holder of Notes"; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party hereto agrees as follows for the benefit of the others and for the equal and ratable benefit of the Holders:

         Section 1. Amendment of Section 1.01. The definition of the term "Permitted Liens" as set forth in Section 1.01 of the Indenture is hereby amended to add in subparagraph (ix) thereof relating to liens securing purchase money or lease obligations the following additional provision immediately following the worked "thereto", and preceding the ";" at the end of such subparagraph (ix):


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         ", and provided further that additional deeds of trust and ship mortgages may be granted against Note Collateral to other lenders to secure such indebtedness, to the extent such other lenders require the same to protect their interest in the purchase money or lease collateral located or placed upon any Note Collateral against third parties, and such additional deeds of trust and ship mortgages do not adversely affect the rights of the Trustee in any Note Collateral; and the Trustee agrees that in connection with the foregoing, it shall execute and deliver any commercially customary intercreditor agreement (including, without limitation, a release of any lien of the Holders in the purchase money or lease property, to the extent practicable), required by any such lender provided such agreement does not have an adverse effect on the rights of the Holders in the Note Collateral"

         Section 2. Representations and Warranties. The Issuer and the Guarantors represent and warrant to the Trustee that this First Amendment constitutes the respective legal, valid and binding obligations of each of said parties, enforceable in accordance with its terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium or similar laws or principles of equity affecting the enforcement of creditor's rights generally).

         Section 3. Entire Agreement; Ratification. This First Amendment represents the entire agreement between the parties and supersedes any prior agreements or understandings with respect to the subject matter hereof. Except as modified or supplemented in connection herewith, the Indenture shall continue in full force and effect in accordance with its original terms.

         Section 4. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York and the United States of America.

         Section 5. Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than the one signed by the party against which enforcement is sought.



                      [THE REMAINDER OF THIS PAGE HAS BEEN
                           INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, this First Amendment To Indenture is
executed as of the date first above written.


                         ISSUER:

                         GRAND CASINOS, INC.

                             BY:  /s/ Timothy Cope
                                 --------------------------------------
                              Name: Timothy Cope
                                    -----------------------------------
                                    Title: CFO
                                           ----------------------------


                          GUARANTORS

                         GRAND CASINOS RESORTS, INC.

                             BY: /s/ Timothy Cope
                                 --------------------------------------
                              Name:  Timothy Cope
                                     ----------------------------------
                                     Title:  CFO
                                             --------------------------

                         GRAND CASINOS OF MISSISSIPPI, INC. - GULFPORT

                             BY:  /s/ Timothy Cope
                                  ------------------------------------
                              Name:  Timothy Cope
                                     ---------------------------------
                                     Title:  CFO
                                             -------------------------


                         GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI

                             BY:  /s/ Timothy Cope
                                  ------------------------------------
                              Name:  Timothy Cope
                                     ---------------------------------
                                     Title:  CFO
                                             -------------------------


                         GRAND CASINOS BILOXI THEATER, INC.

                             BY:  /s/ Timothy Cope
                                  ------------------------------------
                              Name:  Timothy Cope
                                     ---------------------------------
                                     Title:  CFO
                                             -------------------------

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                GCI BILOXI HOTEL ACQUISITION CORPORATION

                      BY:  /s/ Timothy Cope
                           ----------------------------------
                       Name:  Timothy Cope
                              -------------------------------
                              Title:  CFO
                                      -----------------------


                GCI GULFPORT HOTEL ACQUISITION CORPORATION

                      BY:  /s/ Timothy Cope
                           ----------------------------------
                       Name:  Timothy Cope
                              -------------------------------
                              Title:  CFO
                                      -----------------------



                MILLE LACS GAMING CORPORATION

                      BY:  /s/ Timothy Cope
                           ---------------------------------
                       Name:  Timothy Cope
                              ------------------------------
                              Title:  CFO
                                      ----------------------



                GRAND CASINOS OF LOUISIANA, INC. - TUNICA - BILOXI


                    BY:  /s/ Timothy Cope
                         ------------------------------------
                     Name:  Timothy Cope
                            ---------------------------------
                            Title:  CFO
                                    -------------------------


                GRAND CASINOS OF LOUISIANA, INC. - COUSHATTA

                    BY:  /s/ Timothy Cope
                         ------------------------------------
                     Name:  Timothy Cope
                            ---------------------------------
                            Title:  CFO
                                    -------------------------


                GCA ACQUISITION SUBSIDIARY, INC.

                    BY:  /s/ Timothy Cope
                         ------------------------------------
                     Name:  Timothy Cope
                            ---------------------------------
                            Title:      CFO
                            ---------------------------------


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         BL DEVELOPMENT CORP.

              BY:  /s/ Timothy Cope
                   ---------------------------------------
               Name:  Timothy Cope
                      ------------------------------------
                      Title:  CFO
                              ----------------------------


               TRUSTEE

             AMERICAN BANK NATIONAL ASSOCIATION

                  BY:  /s/ Frank P. Leslie III
                       -----------------------------------
                   Name:  Frank P. Leslie III
                        Title: Vice President

                  BY:  /s/ Sandra Johnson
                       -----------------------------------
                   Name:   SANDRA JOHNSON
                           -------------------------------
                         Title:  Vice President
                                 -------------------------